UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 5, 2007, Thomas Weisel Partners Group, Inc. (“TWPG”) announced that Robert K. West will depart as Chief Financial Officer of TWPG, effective April 2, 2007 to pursue other interests. Mr. West will remain as Chief Financial Officer through the completion of the company’s financial statements and the filing of its Annual Report on Form 10-K for the year ended December 31, 2006.

In connection with his departure, Mr. West entered into a separation agreement with TWPG on February 5, 2007. Pursuant to the separation agreement, Mr. West has granted a general release of claims in exchange for severance payments, salary continuation and COBRA coverage. The Agreement also contains confidentiality, non-disparagement and indemnification provisions. Pursuant to applicable law, the separation agreement is revocable by Mr. West through February 12, 2007. A copy of the separation agreement is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Separation Agreement, dated February 5, 2007, between the Registrant and Robert K. West

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: February 5, 2007.	By:	/s/ David A. Baylor
Name: David A. Baylor
Title: Chief Administrative Officer

S-1

EXHIBIT INDEX

99.1	Separation Agreement, dated February 5, 2007, between the Registrant and Robert K. West

E-1